UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 19, 2016

SMART & FINAL STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36626	80-0862253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Citadel Drive, Commerce, CA		90040
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (323) 869-7500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

On May 19, 2016, Smart & Final Stores, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) at the DoubleTree Hotel, Ballroom, 5757 Telegraph Road, Commerce, California 90040.  The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of the 73,659,156 shares of common stock outstanding on the record date, March 24, 2016.  The common stockholders of the Company voted on three matters at the Annual Meeting, all of which were approved.  The final voting results from the Annual Meeting as of May 19, 2016, as certified by the inspector of election, were as follows:

(1)                                 A proposal to elect three Class II directors for three-year terms expiring at the 2019 Annual Meeting once their respective successors have been duly elected and qualified or until their earlier resignation or removal:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Andrew A. Giancamilli	67,628,789	1,273,805	1,026	1,761,233
Adam L. Stein	55,193,928	13,708,567	1,125	1,761,233
Kenneth I. Tuchman	67,642,172	1,260,323	1,125	1,761,233

(2)                                 A proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the Company’s 2016 fiscal year:

FOR	AGAINST	ABSTAIN
70,622,964	40,560	1,329

(3)                                 A proposal to approve, by non-binding vote, the compensation paid to the Company’s named executive officers in 2015:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
67,976,272	80,789	846,559	1,761,233

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL STORES, INC

Date: May 19, 2016

	By:	/s/ Leland P. Smith
	Name:	Leland P. Smith
	Title:	Senior Vice President and General Counsel